EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-177607) on Form S-8 of Xylem Inc. of our report dated June 25, 2013, relating to our audits of the financial statements and supplemental schedule of Xylem Retirement Savings Plan for Salaried Employees, which appears in this Annual Report on Form 11-K of Xylem Retirement Savings Plan for Salaried Employees for the year ended December 31, 2012.
/s/ Deloitte & Touche LLP
Stamford, Connecticut
June 25, 2013